Exhibit 26(n)(1)
Consent of PricewaterhouseCoopers LLC

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Form N-4 of our report dated April 25, 2016, relating to the financial statements of Merrill Lynch Life Variable Annuity Separate Account D and to the use of our report dated April 25, 2016, relating to the financial statements of Transamerica Advisors Life Insurance Company, which appear in such Registration Statement.  We also consent to the reference to us under the heading "Experts" in such Registration Statement.
/s/PricewaterhouseCoopers LLP

Chicago, Illinois
 April 25, 2016